Exhibit 99.1

Prospect Capital Announces Financial Results for September 2025

NEW YORK, November 6, 2025 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended September 30, 2025.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024

Net Investment Income (“NII”)	$79,350	$79,043	$89,877
NII per Common Share	$0.17	$0.17	$0.21
Interest as % of Total Investment Income	96.7%	94.9%	94.0%

Net Income (Loss) Applicable to Common Shareholders	$48,087	$(226,369)	$(165,069)
Net Income (Loss) per Common Share	$0.10	$(0.50)	$(0.38)

Distributions to Common Shareholders	$62,393	$61,181	$77,358
Distributions per Common Share	$0.135	$0.135	$0.18
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,633,799	$4,569,727	$4,384,924
Cumulative Paid and Declared Distributions per Common Share(1)	$21.79	$21.66	$21.25

Total Assets	$6,641,870	$6,804,938	$7,592,705
Total Liabilities	$2,012,561	$2,186,266	$2,469,590
Perpetual Preferred Stock	$1,624,519	$1,629,900	$1,612,302
Net Asset Value (“NAV”) to Common Shareholders	$3,004,790	$2,988,772	$3,510,813
NAV per Common Share	$6.45	$6.56	$8.10

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,524,462	$1,315,967	$1,631,291

Net of Cash Debt to Total Assets	28.2%	30.4%	29.7%
Net of Cash Debt to Total Equity Ratio(2)	39.9%	44.4%	43.7%
Net of Cash Asset Coverage of Debt Ratio(2)	350%	325%	329%
Interest Coverage(3)	339%	351%	365%

Unsecured Debt + Perpetual Preferred Equity as % of Total Debt + Perpetual Preferred Equity	80.8%	77.1%	86.0%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Declared dividends are through the January 2026 distribution. November 2025 through January 2026 distributions are estimated based on shares outstanding as of 11/5/2025.
(2)Including our perpetual preferred stock as equity.
(3)Calculated as (Net Investment Income + Interest Expense + Incentive Fees) / Interest Expense.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
November 2025	11/25/2025	12/18/2025	$0.0450
December 2025	12/29/2025	1/21/2026	$0.0450
January 2026	1/28/2026	2/18/2026	$0.0450

Taking into account past distributions and our current share count for declared distributions, since inception through our January 2026 declared distribution, Prospect will have distributed $21.79 per share to original common shareholders, aggregating approximately $4.6 billion in cumulative distributions to all common shareholders.

Since Prospect’s initial public offering in July 2004 through September 30, 2025, Prospect has invested over $22 billion across over 450 investments, exiting over 350 of these investments.

Since Prospect's initial public offering in July 2004 through September 30, 2025, Prospect's exited investments resulted in an investment level realized gross internal rate of return ("IRR") of approximately 12% (based on total capital invested of approximately $13.0 billion and total proceeds from such exited investments of approximately $16.6 billion).

Drivers focused on optimizing our business include:

(1) rotation of assets into and increased focus on our core business of first lien senior secured middle market loans (with our first lien mix increasing 701 basis points to 71.1% (based on cost) from June 2024), with selected equity linked investments, focusing on new investments in companies with less than $50 million of EBITDA, including companies with smaller funded private equity sponsors, independent sponsors, and no third party financial sponsors;

(2) reduction in our second lien senior secured middle market loans (with our second lien mix decreasing 292 basis points to 13.5% (based on cost) from June 2024);

(3) exit of our subordinated structured notes portfolio (with our subordinated structured notes mix decreasing 808 basis points to 0.3% (based on cost) from June 2024);

(4) exit of targeted equity linked assets, including real estate properties (with three additional properties sold since July 1, 2025) and certain corporate investments (such as the sale of significant assets within Echelon Transportation, LLC in July 2025, with remaining assets expected to be sold in the December 2025 quarter), with other potential exits targeted;

(5) enhancement of portfolio company operating performance; and

(6) greater utilization of our cost efficient revolving floating rate credit facility (which significantly matches our majority floating rate assets).

In our middle market lending strategy, which represented 84.8% of our investments at cost as of September 30, 2025, we continued our focus on first lien senior secured loans during the quarter, with such investments totaling $74.2 million of our $91.6 million of originations during the September 2025 quarter. Investments during the quarter included a new first lien loan and preferred equity investment in Healthcare Venture Partners, LLC (a provider of inpatient and outpatient healthcare services), and other follow-on investments in existing portfolio companies to support acquisitions, working capital needs, organic growth initiatives, and other objectives.

In our real estate property portfolio at National Property REIT Corp. (“NPRC”), which totaled 14.2% of our investments at cost as of September 30, 2025, and which is focused on already developed and occupied cash flow multifamily investments, since the inception of this strategy in 2012 and through October 31, 2025, we have exited 55 property investments that have earned an unlevered investment-level gross cash IRR of 24% and cash on cash multiple of 2.4 times. We exited three property investments after July 1, 2025 for approximately $59 million of net proceeds to PSEC and that earned an unlevered investment-level gross cash IRR of 22.8% and cash on cash multiple of 2.3 times. NPRC has multiple additional properties in various stages of sale process. The remaining real estate property portfolio included 55 properties as of October 31, 2025 and paid us an income yield of 5.1% for the quarter ended September 30, 2025, thereby providing opportunities to exit certain such investments and recycle into more first lien senior secured loans with selected equity linked investments. Our aggregate investment in NPRC included a $320 million unrealized gain as of September 30, 2025.

Our senior management team and employees own 28.5% of all common shares outstanding (an increase of 148 basis points since September 30, 2024) or approximately $0.9 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	September 30, 2025	June 30, 2025	September 30, 2024

Total Investments (1)	$6,532,842	$6,693,501	$7,329,338
Total Investments (2)	$6,513,456	$6,673,516	$7,476,641
Number of Portfolio Companies	92	97	117
Number of Industries	32	33	33

First Lien Debt	71.1%	70.5%	67.9%
Second Lien Debt	13.5%	14.4%	13.4%
Total Senior and Secured Debt	84.6%	84.9%	81.3%
Unsecured Debt	0.1%	0.1%	0.1%
Subordinated Structured Notes	0.3%	0.6%	7.4%
Equity Investments	15.0%	14.4%	11.2%
Total Investments (1)	100.0%	100.0%	100.0%

First Lien Debt	67.6%	66.9%	64.9%
Second Lien Debt	9.9%	11.5%	11.1%
Total Senior and Secured Debt	77.5%	78.4%	76.0%
Unsecured Debt	0.1%	0.1%	0.1%
Subordinated Structured Notes	0.3%	0.5%	6.2%
Equity Investments	22.1%	21.0%	17.7%
Total Investments (2)	100.0%	100.0%	100.0%

Annualized Current Yield – All Investments	9.1%	9.6%	9.7%
Annualized Current Yield – Performing Interest Bearing Investments	11.8%	12.2%	11.8%

Non-Accrual Loans as % of Total Assets (2)	0.7%	0.3%	0.5%

(1)Calculated at cost.
(2)Calculated at fair value.

During the June 2025 and September 2025 quarters, investment originations (including follow on investments in existing portfolio companies) and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	September 30, 2025	June 30, 2025

Total Originations	$91,567	$270,859

Middle-Market	71.7%	90.6%
Real Estate	27.9%	9.4%
Other	0.4%	—%

Total Repayments and Sales	$234,660	$445,327

Originations, Net of Repayments and Sales	$(143,093)	$(174,468)

For additional disclosure see “Primary Origination Strategies” at the end of this release.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile over our more than 21 year history has included our current $2.1 billion revolving credit facility (aggregate commitments with 48 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and, after successful retirement of our $156.2 million convertible bond maturity in March 2025 and redemption of our remaining outstanding 3.706% Notes due January 2026 in June 2025 (original principal amount $400.0 million), we have $2.4 million remaining of debt maturing during calendar year 2025. Our next institutional bond maturity is $300 million in November 2026.
On October 30, 2025, we successfully completed the institutional issuance of approximately $168 million in aggregate principal amount of senior unsecured 5.5% Series A Notes due 2030 (the "Notes"), which mature on December 31, 2030. We expect to use the net proceeds of the offering primarily for the refinancing of existing indebtedness.

Our unfunded eligible commitments to portfolio companies aggregate approximately $35.9 million, of which $15.0 million are considered at our sole discretion, representing 0.5% and 0.2% of our total assets as of September 30, 2025, respectively.

	As of	As of
All amounts in $000’s	September 30, 2025	June 30, 2025
Net of Cash Debt to Total Assets Ratio	28.2%	30.4%
Net of Cash Debt to Total Equity Ratio(1)	39.9%	44.4%
% of Interest-Bearing Assets at Floating Rates	75.7%	76.8%
Unsecured Debt + Perpetual Preferred Equity as % of Total Debt + Perpetual Preferred Equity	80.8%	77.1%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,524,462	$1,315,967

Unencumbered Assets	$4,170,538	$4,225,539
% of Total Assets	62.8%	62.1%

(1)Including our perpetual preferred stock as equity.

We currently have three separate unsecured debt issuances aggregating approximately $0.7 billion outstanding, not including our program notes, with laddered maturities extending through December 2030. At September 30, 2025, $652.2 million of program notes were outstanding with laddered maturities through March 2052.
At September 30, 2025 our weighted average cost of unsecured debt financing was 4.54%, an increase of 0.02% from June 30, 2025, and an increase of 0.12% from September 30, 2024.

We have raised significant capital from our existing $2.25 billion perpetual preferred stock offering programs. The perpetual preferred stock provides Prospect with a diversified source of programmatic capital without creating scheduled maturity risk due to the perpetual term of multiple preferred tranches.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN

Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, Equiniti Trust Company, LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 10027, Newark, New Jersey 07101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Friday, November 7, 2025 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay after November 7, 2025 visit www.prospectstreet.com or call 855-669-9658 with passcode 5323424.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2025	June 30, 2025

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $3,416,328 and $3,416,244, respectively)	$3,710,632	$3,696,367
Affiliate investments (amortized cost of $11,735 and $11,735, respectively)	30,821	27,057
Non-control/non-affiliate investments (amortized cost of $3,104,779 and $3,265,522, respectively)	2,772,003	2,950,092
Total investments at fair value (amortized cost of $6,532,842 and $6,693,501, respectively)	6,513,456	6,673,516
Cash and cash equivalents (restricted cash of $3,418 and $4,282, respectively)	86,541	50,788
Receivables for:
Interest, net	19,059	25,144
Other	3,067	1,642
Due from broker	592	33,393
Deferred financing costs on Revolving Credit Facility	17,654	18,842
Prepaid expenses	1,472	1,488
Due from Affiliate	29	125
Total Assets	6,641,870	6,804,938
Liabilities
Revolving Credit Facility	683,579	856,322
Public Notes (less unamortized discount and debt issuance costs of $5,872 and $6,556, respectively)	594,128	593,444
Prospect Capital InterNotes® (less unamortized debt issuance costs of $8,352 and $8,687, respectively)	643,484	638,545
Due to Prospect Capital Management	34,851	41,757
Interest payable	20,129	15,116
Dividends payable	21,288	28,836
Due to broker	9,171	5,639
Accrued expenses	2,504	3,490
Due to Prospect Administration	2,592	2,602
Other liabilities	835	515
Total Liabilities	2,012,561	2,186,266
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (847,900,000 and 847,900,000 shares of preferred stock authorized, with 80,000,000 and 80,000,000 as Series A1, 80,000,000 and 80,000,000 as Series M1, 80,000,000 and 80,000,000 as Series M2, 20,000,000 and 20,000,000 as Series AA1, 20,000,000 and 20,000,000 as Series MM1, 1,000,000 and 1,000,000 as Series A2, 6,900,000 and 6,900,000 as Series A, 80,000,000 and 80,000,000 as Series A3, 80,000,000 and 80,000,000 as Series M3, 90,000,000 and 90,000,000 as Series A4, 90,000,000 and 90,000,000 as Series M4, 20,000,000 and 20,000,000 as Series AA2, 20,000,000 and 20,000,000 as Series MM2, 90,000,000 and 90,000,000 as Series A5, and 90,000,000 and 90,000,000 as Series M5, each as of September 30, 2025 and June 30, 2025; 26,230,257 and 26,763,091 Series A1 shares issued and outstanding, 1,062,493 and 1,122,110 Series M1 shares issued and outstanding, 0 and 0 Series M2 shares issued and outstanding, 0 and 0 Series AA1 shares issued and outstanding, 0 and 0 Series MM1 shares issued and outstanding, 163,000 and 163,000 Series A2 shares issued and outstanding, 5,251,157 and 5,251,157 Series A shares issued and outstanding, 23,857,330 and 24,081,697 Series A3 shares issued and outstanding, 2,154,155 and 2,281,053 Series M3 shares issued and outstanding, 2,188,817 and 2,209,528 Series M4 shares issued and outstanding, 6,955,229 and 6,981,297 Series A4 issued and outstanding, 0 and 0 Series AA2 shares issued and outstanding, 0 and 0 Series MM2 shares issued and outstanding, 2,225,541 and 1,647,217 Series A5 issued and outstanding, and 561,783 and 415,787 Series M5 issued and outstanding as of September 30, 2025 and June 30, 2025, respectively) at carrying value plus cumulative accrued and unpaid dividends
	1,624,519	1,629,900
Net Assets Applicable to Common Shares	$3,004,790	$2,988,772
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,152,100,000 and 1,152,100,000 common shares authorized; 465,916,352 and 455,902,826 issued and outstanding, respectively)	466	456
Paid-in capital in excess of par	4,272,510	4,242,196
Distributions in excess of earnings	(1,268,186)	(1,253,880)
Net Assets Applicable to Common Shares	$3,004,790	$2,988,772
Net Asset Value Per Common Share	$6.45	$6.56

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
Investment Income
Interest income (excluding payment-in-kind (“PIK”) interest income):
Control investments	$59,216	$52,382
Non-control/non-affiliate investments	77,762	94,910
Structured credit securities	—	4,179
Total interest income (excluding PIK interest income)	136,978	151,471
PIK interest income:
Control investments	11,794	19,710
Non-control/non-affiliate investments	3,622	13,434
Total PIK Interest Income	15,416	33,144
Total interest income	152,394	184,615
Dividend income:
Control investments	877	—
Affiliate investments	—	141
Non-control/non-affiliate investments	2,696	2,269
Total dividend income	3,573	2,410
Other income:
Control investments	354	6,967
Non-control/non-affiliate investments	1,303	2,316
Total other income	1,657	9,283
Total Investment Income	157,624	196,308
Operating Expenses
Base management fee	33,617	38,606
Income incentive fee	1,234	15,680
Interest and credit facility expenses	33,687	39,760
Allocation of overhead from Prospect Administration	5,524	5,708
Audit, compliance and tax related fees	899	1,720
Directors’ fees	150	150
Other general and administrative expenses	3,163	4,807
Total Operating Expenses	78,274	106,431
Net Investment Income	79,350	89,877
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	847	6,367
Non-control/non-affiliate investments	(2,738)	(106,737)
Net realized gains (losses)	(1,891)	(100,370)
Net change in unrealized gains (losses)
Control investments	14,181	(174,248)
Affiliate investments	3,764	3,448
Non-control/non-affiliate investments	(17,346)	47,033
Net change in unrealized gains (losses)	599	(123,767)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(1,292)	(224,137)
Net realized gains (losses) on extinguishment of debt	(77)	248
Net Increase (Decrease) in Net Assets Resulting from Operations	77,981	(134,012)
Preferred Stock dividends	(26,767)	(27,157)
Net gain (loss) on redemptions of Preferred Stock	(1,362)	2,304
Gain (loss) on Accretion to Redemption Value of Preferred Stock	(1,765)	(6,204)
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$48,087	$(165,069)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended September 30,
	2025		2024
Per Share Data
Net asset value per common share at beginning of period	$6.56		$8.74
Net investment income(1)	0.17		0.21
Net realized and change in unrealized gains (losses)(1)	(0.01)		(0.53)
Net increase (decrease) from operations	0.16		(0.32)
Distributions of net investment income to preferred stockholders	(0.06)	(4)	(0.06)	(3)
Distributions of capital gains to preferred stockholders	—	(4)	—	(3)
Total distributions to preferred stockholders	(0.06)		(0.06)
Net increase (decrease) from operations applicable to common stockholders	0.10		(0.38)
Distributions of net investment income to common stockholders	(0.14)	(4)	(0.16)	(3)(6)
Return of capital to common stockholders	—	(4)	(0.02)	(3)(6)
Total distributions to common stockholders	(0.14)		(0.18)
Common stock transactions(2)	(0.08)		(0.08)
Net asset value per common share at end of period	$6.45	(7)	$8.10

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses (gains) from extinguishment of debt and realized gains (losses) from the repurchases and redemptions of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments, common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% Preferred Stock and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2025.

(4)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2026.

(5)Diluted net increase from operations applicable to common stockholders was $0.08 for the three months ended September 30, 2025. Diluted net decrease from operations applicable to common stockholders was $0.38 for the three months ended September 30, 2024.

(6)The amounts reflected for the respective fiscal periods were updated based on tax information received subsequent to our Form 10-Q filing for September 30, 2024. Certain reclassifications have been made in the presentation of prior period amounts.

(7)Does not foot due to rounding.

INTERNAL RATE OF RETURN

Internal Rate of Return (“IRR”) is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. IRR is gross of general expenses not related to specific investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of a debt investment or sale of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized. Prospect’s gross IRR calculations are unaudited. Information regarding internal rates of return are historical results relating to Prospect’s past performance and are not necessarily indicative of future results, the achievement of which cannot be assured.

PRIMARY ORIGINATION STRATEGIES

Our primary investment strategy is investing in private, middle-market companies in the U.S. in need of capital for refinancings, acquisitions, capital expenditures, growth initiatives, recapitalizations and other purposes. Typically, we focus on making investments in middle-market companies with annual revenues of less than $750 million and enterprise values of less than $1 billion. These private, middle-market companies are primarily owned by private equity funded and independent sponsors or us, as well as by a portfolio company’s management team, founder(s), or other investors. Our typical investment involves a senior and secured loan of less than $250 million.
Our investments in senior and secured loans are generally senior debt instruments that rank ahead of unsecured debt and equity of a given portfolio company. These loans also have the benefit of security interests on assets of the applicable portfolio company, which often rank ahead of any other security interests. We also make equity and equity-linked investments with capital-appreciation potential (such as senior and secured convertible debt, preferred equity, common equity and warrants).
We also invest a lesser amount of our assets in senior and secured debt and controlling equity positions in real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties and other tenant-diversified properties; historically, NPRC made investments in structured credit (primarily debt tranches). We historically invested in structured credit (primarily equity tranches).
We may also invest in other strategies and opportunities from time to time that the Investment Adviser views as attractive. The Investment Adviser may continue to evaluate other origination strategies in the ordinary course of business with no specific top-down allocation to any single origination strategy.
We directly originate the significant majority of our investments through our long-term relationships with private equity funded and independent sponsors, financial intermediaries, and management teams, as well as other sources. We seek to maximize returns, including both current yield and capital-appreciation potential, and minimize risk for our investors by applying rigorous credit and other analyses and cash-flow and asset-based lending techniques to originate, close, and monitor our investments.
We are consistently pursuing multiple investment opportunities. There can be no assurance that we will successfully consummate any investment opportunity we pursue. If any of these opportunities are consummated, there can be no assurance that investors will share our view of valuation or that any assets acquired will not be subject to future write downs, each of which could have an adverse effect on our stock price.

About Prospect Capital Corporation

Prospect is a business development company that primarily lends to and invests in middle market privately-held companies. Prospect’s investment objective is to generate both current income and long-term capital appreciation.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702